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             CONSENT OF McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP

                                 EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated February 20, 1998, accompanying the consolidated financial statements of Crossroads Bancshares, Inc. and subsidiary and our report dated January 14, 1998 accompanying the consolidated financial statements of SNB Bancshares, Inc. and subsidiary, all contained in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                       McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP


                                       BY: /s/ Ray C. Pearson
                                           -------------------------------------
                                               Ray C. Pearson